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                                                                    EXHIBIT 10.1

                          AMENDMENT TO EMPLOYMENT/STOCK

                              REPURCHASE AGREEMENT

         THIS IS AN AMENDMENT (the "Amendment") to that certain Employment/Stock Repurchase Agreement dated October 13, 1999 (the "Agreement") between MPOWER HOLDING CORPORATION, a Delaware corporation which is successor in interest to MPOWER COMMUNICATIONS CORP., a Nevada corporation formerly known as MGC COMMUNICATIONS, INC. (the "Company") and ROLLA P. HUFF ("Executive").

         The Company and Executive, for and in consideration of the promises, terms and conditions contained herein, do hereby agree to make the following changes to the Agreement, which modifications shall take precedence over any conflicting terms contained in the Agreement.

         1. Unless Executive's employment with Company is terminated for "Cause" (as defined in Item 11A of the Agreement) prior to October 13, 2002, the Company agrees that the cash signing bonus paid to Executive pursuant to Item 4C of the Agreement shall become immediately fully vested such that Executive shall not be required to repay the cash signing bonus or any portion thereof under any other circumstances whatsoever. In the event Executive's employment with Company is terminated for Cause prior to October 13, 2002, then Executive shall be required to repay to Company the $1,000,000 cash signing bonus within thirty (30) days of Executive's termination of employment.

         2. The Company and Executive hereby agree to rescind Item 9 of the Agreement in its entirety. In that regard, Executive agrees to promptly deliver to the Company the Note Shares (as defined in the Agreement) for cancellation, along with a stock power for such purpose as shall be reasonably requested by the Company. The Company shall deliver to Executive for cancellation the original non-recourse Note (as defined in the Agreement). Company and Executive acknowledge that as a result of a stock split implemented by the Company in August 2000, the Note Shares now consist of 225,000 shares of Common Stock of the Company.

         3. Executive hereby agrees to indemnify the Company and hold it harmless from any cost, expense or loss the Company may incur as a result of any claim or action brought by any person claiming an interest in the Note Shares.

         4. The Company hereby agrees to indemnify Executive and hold him harmless from any cost, expense or loss Executive may incur as a result of any claim or action brought by any person claiming an interest in the non-recourse Note.
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         5. Executive and the Company agree to execute such additional documents and do such further acts and deeds as may be necessary or desirable to effectuate the purposes hereof and for the perfection of the rights and interests of the other party hereto expressed herein.

         6. The waiver by either party of any provision of this Amendment shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

         7. This Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         8. Each party has had the opportunity to be represented by counsel of its choice in negotiating this Amendment. This Amendment shall therefore be deemed to have been negotiated and prepared at the joint request and direction of the parties, at arm's length, with the advice and participation of counsel, and shall be interpreted in accordance with its terms and without favor to any party.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment on August 1,2001.



COMPANY:                                             EXECUTIVE:
Mpower Holding Corporation


By:_______________________                           _____________________
     Russell I Zuckerman                                Rolla P. Huff


Its:Sr. Vice President and General Counsel



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